As filed with the Securities and Exchange Commission
                on May 24, 1996
                                  Registration No. 333- ________

        SECURITIES AND EXCHANGE COMMISSION
             WASHINGTON, D.C.  20549

                      FORM S-8
 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                  THOMAS NELSON, INC.
  (Exact name of registrant as specified in its charter)

 Tennessee                                           62-0679364
(State or other jurisdiction of                (I.R.S. employer
incorporation or organization)                identification no.)

 Nelson Place at Elm Hill Pike
 Nashville, Tennessee                                37214-1000
(Address of principal executive offices)             (Zip code)


        THOMAS NELSON, INC. AMENDED AND RESTATED
          1992 EMPLOYEE STOCK INCENTIVE PLAN
               (Full title of the plan)

                    Joe L. Powers
         Executive Vice President and Secretary
             Nelson Place at Elm Hill Pike
            Nashville, Tennessee  37214-1000
         (Name and address of agent for service)

                   (615) 889-9000
(Telephone number, including area code, of agent for service)

                  ----------------

                      Copy To:

              James H. Cheek, III, Esq.
               Bass, Berry & Sims PLC
             2700 First American Center
            Nashville, Tennessee  37238

                  -----------------

           CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------
                                  Proposed
                                  maximum          Proposed
Title of                          offering         maximum           Amount of
securities to   Amount to be      price per       aggregate         registration
be registered    registered       share (*)    offering price(*)       fee (*)
- --------------------------------------------------------------------------------
Common Stock
or Class B       1,202,500        $12.625        $15,181,563        $5,236.00
Common Stock
Shares
================================================================================

 (*) Estimated solely for the purpose of determining the amount of the registration fee. Such estimates have been calculated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, and are based upon the average of the high and low prices per share of the Common Stock and Class B Common Stock as reported on the New York Stock Exchange on May 22, 1996.

             Registration of Additional Securities

     This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering additional shares of Common Stock, $1.00 par value per share, or Class B Common Stock, $1.00 par value per share, of Thomas Nelson, Inc., a Tennessee corporation (the "Registrant"), for the Thomas Nelson, Inc. Amended and Restated 1992 Employee Stock Incentive Plan.


               Incorporation By Reference
            of Earlier Registration Statement

     The Registration  Statement on  Form S-8 (Registration  File
No. 33-80086)   heretofore  filed  by  the  Registrant  with  the
Securities and Exchange Commission on June 13, 1994 is hereby incorporated by reference herein.


Item 8.  Exhibits


   Exhibit Number                     Description
   --------------                     ------------

         5                Opinion of Bass, Berry & Sims PLC

       23.1               Consent of Arthur Andersen LLP

       23.2               Consent of Bass, Berry & Sims
                             PLC (included in Exhibit 5)

        24                Power of Attorney (included at
                             pages II-2 and II-3)

                           SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on this 23rd day of May, 1996.


                          THOMAS NELSON, INC.


                          By:/s/ Joe L. Powers
                             -------------------------
                              Joe L. Powers
                              Executive Vice President and
                                 Secretary

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Sam Moore and Joe L. Powers, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



     Pursuant to the requirements of the Securities  Act of 1933,
this  Registration  Statement  has   been  signed  below  by  the
following persons in the capacities and on the dates indicated.


      Signature               Title                  Date
      ---------               -----                  ----


/s/ Sam Moore           Chairman of the            May 23, 1996
- ------------------      Board of Directors,
Sam Moore               Chief Executive
                        Officer and
                        President (Principal
                        Executive Officer)

/s/ S. Joseph Moore     Executive Vice             May 23, 1996
- ------------------      President and
S. Joseph Moore         Director

/s/ Joe L. Powers       Executive Vice             May 23, 1996
- ------------------      President and
Joe L. Powers           Secretary (Principal
                        Financial and
                        Accounting Officer)

/s/ Brownlee O.         Director                   May 23, 1996
Currey, Jr.
- ------------------
Brownlee O. Currey,
 Jr.

/s/ W. Lipscomb         Director                  May 23, 1996
Davis, Jr.
- ------------------
W. Lipscomb Davis,
 Jr.


      Signature               Title                  Date
      ---------               -----                  ----

/s/ Robert J.           Director                   May 23, 1996
Niebel, Sr.
- ------------------
Robert J. Niebel,
 Sr.


- ------------------      Director
Millard V. Oakley


/s/ Joe M. Rodgers      Director                   May 23, 1996
- ------------------
Joe M. Rodgers


/s/ Cal Turner, Jr.     Director                   May 23, 1996
- ------------------
Cal Turner, Jr.


/s/ Andrew J. Young     Director                   May 23, 1996
- ------------------
Andrew J. Young

                           INDEX TO EXHIBITS



     Exhibit Number                      Description
     --------------                      -----------

            5                Opinion of Bass, Berry & Sims PLC

          23.1               Consent of Arthur Andersen LLP

          23.2               Consent of Bass, Berry & Sims PLC
                                (included in  Exhibit 5)

           24                Power of Attorney (included at pages
                                II-2 and II- 3)

            B A S S,  B E R R Y  &  S I M S   P L C
            A PROFESSIONAL LIMITED LIABILITY COMPANY
                       ATTORNEYS AT LAW

2700 FIRST AMERICAN CENTER              1700 RIVERVIEW TOWER
NASHVILLE, TENNESSEE 37238-2700         POST OFFICE BOX 1509
TELEPHONE (615) 742-6200                KNOXVILLE,TN 37901-1509
TELECOPIER (615) 742-6293               TELEPHONE (423) 521-6200
                                        TELECOPIER (423) 521-6234

                         May 23, 1996


Thomas Nelson, Inc.
Nelson Place at Elm Hill Pike
Post Office Box 141000
Nashville, Tennessee 37214

     Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel to Thomas Nelson, Inc., a Tennessee corporation (the Company ), in the preparation of a Registration Statement on Form S-8 (the Registration Statement ) relating to the Company s Amended and Restated 1992 Employee Stock Incentive Plan (the Plan ) filed by you with the Securities and Exchange Commission covering the registration of 1,202,500 additional shares of Common Stock, $1.00 par value per share, or Class B Common Stock, $1.00 par value per share, of the Company issuable pursuant to the Plan.

     In so acting, we have examined and relied upon such records, documents, and other instruments as in our judgment are necessary or appropriate in order to express the opinion hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

     Based on the foregoing, we are of the opinion that the Common Stock and/or Class B Common Stock, when issued pursuant to and in accordance with the Plan, will be duly and validly issued, fully paid and non-assessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                      Sincerely,

                                      /s/ Bass, Berry & Sims PLC

                     Arthur Andersen LLP
                424 Church Street, Suite 1000
                  Nashville, Tennessee  37219
                    Telephone (615) 726-6121
                    Facsimile (615) 726-6299






           CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As  independent  public accountants,  we  hereby  consent to
the incorporation  by   reference  in  this  Form   S-8
registration statement of our report dated May 19, 1995 incorporated by reference in Thomas Nelson, Inc.'s Form 10-K for the year ended March 31, 1995 and to all references to our Firm included in this registration statement.


                                   /s/  ARTHUR ANDERSEN LLP

Nashville, Tennessee
May 21, 1996

                    Thomas Nelson, Inc.
              Nelson Place at Elm Hill Pike
                  Post Office Box 141000
                Nashville, Tennessee 37214
                 Telephone (615) 889-9000
                 Telecopier (615) 883-6353



May 23, 1996



VIA EDGAR

Filing Desk
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     Re:  Thomas Nelson, Inc. --  Registration Statement on Form
          S-8 relating to Amended  and Restated 1992 Employee
          Stock Incentive Plan

Ladies and Gentlemen:

     Pursuant  to Rule  901 of  Regulation S-T,  the following
is the electronic  submission  of   the  above-referenced
Registration Statement. By copy of this letter, one true and complete copy of the above-referenced Registration Statement is being concurrently sent for filing with the New York Stock Exchange.

     Please contact the undersigned at the above-referenced number or our counsel, Gregory T. Stevens of Bass, Berry &
Sims PLC at (615) 742-6200, with any comments pertaining to the Registration Statement.

Sincerely,



Joe L. Powers
Executive Vice President
and Secretary


cc:  New York Stock Exchange
     Gregory T. Stevens